SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2017

ILLUMITRY, CORP.

(Exact name of Company as specified in its charter)

Nevada	333-202841	36-4797609
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
P.O Box 2551 Carlsbad, CA 92018
(Address of principal executive offices)
(702) 751-2912
(Company’s Telephone Number) Sasunci Davit Square, Yerevan, Armenia (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ILLUMITRY, CORP.

Form 8-K

Current Report

Item 5.01 – CHANGES IN CONTROL OF REGISTRANT

On February 7, 2017, Jaeson Cayne, acquired control of Three Million (3,000,000) restricted shares of the Company’s issued and outstanding common stock, representing approximately 83% of the Company’s total issued and outstanding common stock, from Arusyak Sukiasyan in exchange for $315,000 per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between Mr. Cayne and Ms. Sukiasyan.

There are no arrangements or understandings between Ms. Sukiasyan and Mr. Cayne and/or their respective associates with respect to the election of directors or other matters.

The following table sets forth, as of February 21, 2017, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 3,625,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:
Jaeson Cayne	3,000,000	83%
All executive officers and directors as a group (1 person)	3,000,000	83%
(1) Mr. Jaeson Cayne acquired these shares on February 7, 2017 in a private transaction from Ms. Arusyak Sukiasyan, our former sole officer and director.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the company.

Item 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 21, 2017, (i) Ms. Arusyak Sukiasyan resigned from all positions with the Company, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  The resignation of Ms. Sukiasyan was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 21, 2017, Mr. Collin McMullen was appointed to the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The following sets forth biographical information for Mr. Collin McMullen is set forth below:

Collin McMullen. age 41: Mr. McMullen has been the head of a youth fitness program in Atlanta since January 2012. While leading the youth fitness program Mr. McMullen has been able to reach out and help many young adults in the Atlanta area and become a major catalyst in helping these young adults lead healthier more active lifestyles. Mr. McMullen’s responsibilities at the fitness center revolve around fitness training at the group and personal levels, as well as working with athletes in competitive running.  Since 2014, Mr. McMullen has also been the Staff Pastor at his church where he specializes in the continuing education of young adults; thereby, furthering his mentor position at the youth fitness center.  The Company has decided to appoint Mr. McMullen as a Director and Officer, due to his experience operating small organizations and his ability to connect and motivate those people working around him.

There are no family relationships between the Designees.

Item  8.01 – OTHER EVENTS

On February 21, 2017, Board of Directors of the Company authorized a change of address, the new address is:

Illumitry, Corp.

P.O. Box 2551

Carlsbad, CA 92018

Item 9.01 – EXHIBITS

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
17.1	Resignation of Arusyak Sukiasyan as an Officer and Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMITRY, CORP. Date: February 28, 2017 By: /s/ Collin McMullen Collin McMullen President & CEO

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